Exhibit 10.2

Amendment No. 1

To The

CommonWealth REIT 2012 Equity Compensation Plan

Pursuant to Article VIII of the CommonWealth REIT 2012 Equity Compensation Plan (the “Plan”), the Board of Directors of Equity Commonwealth (the “Board”), at a meeting of the Board held on October 28, 2014, has duly adopted a resolution approving this Amendment No. 1 to the Plan (this “Amendment”) to amend the Plan as set forth below.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Plan.

1.              All references in the Plan to “CommonWealth REIT 2012 Equity Compensation Plan” are hereby amended to read “Equity Commonwealth 2012 Equity Compensation Plan.”

2.              Article I.  Article I of the Plan is hereby amended to read in its entirety as follows:

“I.          PURPOSE

The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected employees, officers and Trustees of the Company, employees of the Manager, and others rendering valuable services to the Company, its subsidiaries or to the Manager, through grants of the Company’s Shares and RSUs.”

3.              Article II.  Article II, subsections (b), (f) and (j) of the Plan are hereby amended to read in their entirety as follows:

“(b) “Company” means Equity Commonwealth, a Maryland real estate investment trust.”

“(f) “Participant” means a person to whom Shares or RSUs have been granted, or any other person who becomes owner of the Shares or RSUs by reason of such person’s death or incapacity.”

“(j) “Share Agreement” means an agreement between the Company and a Participant regarding Shares issued or RSUs granted to the Participant pursuant to the Plan.”

4.              Article II.  A new subsection (l) is hereby added to Article II of the Plan and shall read as follows:

“(l) “RSU” means a restricted share unit of the Company, which represents the right to receive a Share (or a cash payment equal to the fair market value of a Share, as determined by the Board) at a future date.

5.              Article III.  Article III of the Plan is hereby amended to read in its entirety as follows:

“Subject to the provisions of Article VII, the maximum number of Shares which may be issued under the Plan following the Effective Date, including Shares issued in settlement of RSUs, is 3,000,000, subject to adjustment as set forth herein.  If any Shares subject to an award under the Plan are forfeited, cancelled or surrendered, the Shares with respect to such award shall, to the extent of any such forfeiture, cancellation or surrender, again be available for awards under the Plan.

Subject to the terms of any Share Agreement, a holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine. Certificates representing Shares may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any. In addition, the Company may hold the certificates representing Shares pending lapse of any applicable vesting, forfeiture, transfer or similar restrictions.”

6.              Article IV.  Article IV of the Plan is hereby amended to read in its entirety as follows:

“IV.                         METHOD OF GRANTING SHARES AND RSUS

Grants of Shares or RSUs to any Key Person shall be made by action of the Board, which shall have the sole discretion to select persons to whom Shares or RSUs are to be granted, the amount and timing of each such grant, the extent, if any, to which vesting restrictions or other conditions (which may include forfeiture restrictions) shall apply to the award and all other terms and conditions of any award (which terms and conditions need not be the same as between recipients or awards).  If a person to whom such a grant of Shares or RSUs has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares or RSUs related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option and in its discretion without further notice to the Participant.  No Trustee or officer of the Company may be granted more than 1,000,000 Shares, including Shares underlying grants of RSUs, under the Plan after the Effective Date.  Nothing in this Article IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Article V.

Unless otherwise provided in a Share Agreement, holders of RSUs shall have no rights as shareholders of the Company (for example, the right to direct the voting of the Shares subject to such RSUs).  Notwithstanding the foregoing, the Board may provide in a Share Agreement evidencing a grant of RSUs that the holder of such

RSUs shall be entitled to receive a payment for each such RSU which is equal to the per-share amount of any dividend paid in respect of the outstanding Shares, which may be paid currently or upon the vesting of such RSUs.  Dividends paid on RSUs which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such RSUs are achieved, and if such performance goals are not achieved, the holder of such RSUs shall forfeit the right to receive such dividend payments. A holder of RSUs shall have no rights other than those of a general unsecured creditor of the Company.”

7.              Article V.  Article V of the Plan is hereby amended to read in its entirety as follows:

“V.                              ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board.  All references in the Plan to the Board shall be understood to refer to such committee or the Board, whichever shall be administering the Plan from time to time.  All questions of interpretation and application of the Plan and of grants of Shares or RSUs shall be determined by the Board in its sole discretion and the Board shall have the authority to do all things necessary to carry out the purposes of the Plan, and its determinations shall be final and binding upon all persons, including the Company and all Participants.  Without limiting the generality of the foregoing, the Board is authorized to (i) adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement; (ii) make adjustments to awards in response to changes in applicable laws, regulations, or accounting principles; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan.  If it determines to do so, the Board may grant Shares or RSUs under this Plan which are not subject to vesting, forfeiture and transfer restrictions.”

8.              Article VI.  Article VI of the Plan is hereby amended to read in its entirety as follows:

“VI.                         ELIGIBLE PERSONS

The persons eligible to receive grants of Shares or RSUs shall be those persons selected by the Board in its discretion from among Key Persons who contribute to the business of the Company and its subsidiaries.”

9.              Article VIII.  The second sentence of Article VIII of the Plan is hereby amended to read in its entirety as follows:

“Shares and RSUs may be granted under the Plan from time to time until the close of business on the tenth anniversary of the Effective Date.”

10.       Article IX.  Article IX, subsections A, B and C of the Plan are hereby amended to read in its entirety as follows:

“A.  Nonassignability of Shares and RSUs.  Shares and RSUs subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement or as may be permitted by the Board.”

“B.  No Guarantee of Employment.  Neither the award of Shares or RSUs nor a Share Agreement shall give any person the right to continue in the employment or service of, or to continue to act as an officer or, Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager.”

“C.  Tax Withholding; Section 409A.  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares or RSUs, and as a condition to the receipt of any grant such a Participant shall agree that if the amount payable to him by the Company in the ordinary course is insufficient to pay such taxes, he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.  It is intended that awards granted under the Plan be exempt from the application Section 409A of the Internal Revenue Code of 1986 and the Plan and such awards shall be construed in accordance with that intention.”

11.       This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

12.       Except as modified by the Amendment, the terms of the Plan remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment is made effective this 28th day of October, 2014.

EQUITY COMMONWEALTH

By:	/s/ Orrin S. Shifrin
Name: Orrin S. Shifrin
Title: Executive Vice President, General Counsel and Secretary